Exhibit 10

Confidential treatment has been requested with respect to portions of this document. Such portions are indicated by "[*]".


                           MEMORANDUM OF UNDERSTANDING


     THIS MEMORANDUM OF UNDERSTANDING, dated March 31, 1998 (this "Memorandum"), sets forth certain understandings of Hakuto Co. Ltd., a Japanese corporation (together with its controlled subsidiaries, "Hakuto") and Emcore Corporation, a New Jersey corporation ("Emcore").

     WHEREAS, Hakuto and Emcore have entered into various distributorship agreements, as listed on Exhibit A hereto, with respect to the distribution of products of Emcore in Japan and other Asian countries (collectively, the "Distributorship Agreements"); and

     WHEREAS, Hakuto and Emcore have agreed to amend and restate the existing Distributorship Agreements to cover the distribution by Hakuto of the Emcore products listed on Exhibit B hereto (collectively, the "Products") in certain defined markets (such amended and restated agreements, collectively, the "Definitive Restated Agreements").

     NOW, THEREFORE, this Memorandum sets forth the understandings of Hakuto and Emcore with respect thereto.

1. Products in Japan. Under the Definitive Restated Agreements:

     (a) Exclusive Distribution Rights. Hakuto would have exclusive distribution rights for the Products in Japan.

     (b) Term. Hakuto would have such exclusive distribution rights for the Products in Japan for 10 years from the date of this Memorandum.

     (c) MODE Commissions. The commissions that would be received by Hakuto for sales of MODE Items in Japan would be a minimum of 12% of the total amount invoiced to any customer. (As used herein, the term "MODE Items" has the meaning given to such term in Exhibit B hereto.)

     (d) Pegasus and E2M Commissions. The commissions that would be received by Hakuto for sales of Pegasus and E2M Items in Japan will be determined. (As used herein, the term "Pegasus and E2M Items" has the meaning given to such term in Exhibit B hereto.)

     (e) No Minimum Purchase Requirement. There would be no minimum purchase requirement with respect to the Products in Japan.

2.  Products in  Territories  Other Than Japan.  Under the  Definitive  Restated
Agreements:

     (a) Non-Exclusive Distribution Rights; Right of First Refusal. Hakuto would have non-exclusive distribution rights for the Products in the territories, other than Japan, specified in the Distributorship Agreements ( the "Non-Japan Territories"). Hakuto would have a right of first refusal for exclusive distribution rights for the Products in the Non-Japan Territories.

     (b) Term. Hakuto would have the rights described in Paragraph 2(a) above for a period of 10 years from the date of this Memorandum.

     (c) Commissions. The commissions that would be receivable by Hakuto for sales of the Products in the Non-Japan Territories will be determined.

     (d) No Minimum Purchase Requirement. There would be no minimum purchase requirement with respect to the Products in the Non-Japan Territories.

3. License Royalties. Under the Definitive Restated Agreements, Hakuto would be entitled to 10% of license royalties for MODE Items which are designed in by any parties in Japan or by any customers procured by Hakuto in the Non-Japan Territories and later licensed to such party or customer.

4. Transfer of Production. Under the Definitive Restated Agreements, Emcore would pay to Hakuto a commission of 10% of the total invoice amount of all sales of Products that are designed in Japan by any party or in the Non-Japan Territories by customers procured by Hakuto but produced or further designed outside of Hakuto's Territory.

5. Review of Commissions. Under the Definitive Restated Agreements, Hakuto and Emcore would: (1) review commissions and licensing royalties on the second anniversary of the date of this Memorandum and on every other anniversary thereafter; and (2) alter such commissions and licensing royalties, if agreed to by both Hakuto and Emcore.

6.   Extension   of   Distributorship   Agreements.   The  term  of  the   Japan
Distributorship Agreement is extended for a period of 10 years from the date of this Memorandum.

7. Payment Terms. Hakuto will pay, and Emcore will earn, [*] in fees as follows:
(1) [*] upon execution of this Memorandum, such payment being a one-time, non-refundable payment for the distribution rights to the Products and not contingent upon any future performance by Emcore or delivery of any Products under this Memorandum; and (2) an additional [*] will be due in four equal installments, such installments equaling [*] for each $2,000,000 in sales orders generated in Japan and in the Non-Japan territories.

8. Emcore Warranty. Under the Definitive Restated Agreements, Emcore would make standard and customary representations and warranties for the type of distributorship arrangement contemplated hereby, and the Products would be covered by Emcore's standard warranty policy.

9. Hakuto's Organization. Upon the execution of this Memorandum, Hakuto would assign a full time sales manager and, 60 days thereafter, Hakuto would appoint an additional sales person to specialize in the distribution of the Products. Within one year from the execution of this Memorandum, Hakuto would form a group to specialize in the distribution of the Products.

10. Change of Ownership. If a "change of control" (as such term will be defined in the Definitive Restated Agreements) occurs with respect to Emcore or its MODE or Pegasus Divisions, then Emcore would have the option: (1) to refund on a pre-determined proportionate basis (as specified in the Definitive Restated Agreements) payments made by Hakuto as described in Paragraph 7 above or (2) transfer and delegate the Definitive Restated Agreements and all obligations and liabilities of Emcore thereunder to, and have such obligations and liabilities assumed by, the party who is taking control of Emcore or its MODE or Pegasus Division. For purposes of establishing such proportionate basis, the payments would be allocated as follows: 50% to MODE Items, 25% to Pegasus Items and 25% to E2M Items.

11. Definitive Restated Agreements. Hakuto and Emcore will finalize and enter into the Definitive Restated Agreements by June 30, 1998 or sooner. The Definitive Restated Agreements will be dated as of March 31, 1998.

12. Confidentiality. Except as legally required, neither Emcore nor Hakuto shall make any public announcement relating to the transaction contemplated by this Memorandum without the prior agreement thereto by the other. To the extent permitted, Emcore shall cooperate with Hakuto with respect to any legally required disclosure.

13. Exclusive Dealing. At least and until June 30, 1998, Emcore will not enter into any agreement, discussion, or negotiation with, or provide information to, any other corporation, firm or other person, or solicit, encourage, entertain or consider any inquiries or proposals, with respect to distribution rights of the Products in Japan or in the Non-Japan Territories.

14. Waiver of Right to Jury Trial. Each of the undersigned irrevocably, willingly and voluntarily waives any right of trial by jury in any judicial proceeding involving, directly or indirectly, any matter in any way arising out of, related to or connected with the proposed transactions contemplated by this Memorandum.

                  [Remainder of page left intentionally blank.]

THIS  MEMORANDUM  OF  UNDERSTANDING   sets  forth  the   understandings  of  the
undersigned with respect to the above mentioned Definitive Restated Agreements.


HAKUTO CO. LTD.                                EMCORE CORPORATION


By: /s/ Shigeo Takayama                        By: /s/ Thomas G. Werthan
Name: Mr. Shigeo Takayama                      Name: Thomas G. Werthan
Title:   President                             Title:  Vice President, Finance
                                                       and Administration

                                    Exhibit A

                       Current Distributorship Agreements

1. Amended and Restated Distributorship Agreement, dated January 20, 1998, by and between Emcore and Hakuto (the "Japan Distributorship Agreement").

2. Agreement, dated as of January 20, 1998, by and between Emcore and S&T Enterprises Ltd., a corporation of Hong Kong.

3. Agreement, dated as of January 20, 1998, by and between Emcore and S&T Enterprises (Singapore) Pte. Ltd., a corporation of Singapore.

                                    Exhibit B

                                 Emcore Products

1.   The term "MODE Items" shall refer to all Vertical  Cavity Surface  Emitting
     Lasers  and  all  other   Products  of  Emcore's   MODE  Division  and  all
     Improvements thereon.

2. The term "Pegasus and E2M Items" shall refer to all MR Sensors and all other Products of Emcore's Pegasus Division and all Epitaxial Wafers and all other Products of the Emcore Electronic Materials Division and all Improvements thereon.

3. As used above, the term "Improvements" means any and all alterations, whether patentable or not, to the Products or of the method of manufacture, design, construction, installation, maintenance or sale of the Products.